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                                                                    EXHIBIT 10.6

                              ROBBINS & MYERS, INC.

                     1994 DIRECTORS STOCK COMPENSATION PLAN
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SECTION 1. PURPOSE.

         The purpose of the 1994 Directors Stock Compensation Plan is to encourage stock ownership in the Company by non-employee directors and to provide incentive for directors to continue their contribution towards the Company's strategic growth goals.

SECTION 2. DEFINITIONS.

         (a) "Annual Stipend" means the annual compensation paid to Participants for serving as a director of the Company, as fixed from time to time by the Board.

         (b) "Board" means the Board of Directors of the Company.

         (c) "Change of Control" means and shall be deemed to have occurred on
(i) the date upon which the Company is provided a copy of a Schedule 13D, filed pursuant to Section 13(d) of the Securities Exchange Act of 1934 indicating that a group or person, as defined in Rule 13d-3 under said Act, has become the beneficial owner of 20% or more of the outstanding Voting Shares or the date upon which the Company first learns that a person or group has become the beneficial owner of 20% or more of the outstanding Voting Shares if a Schedule 13D is not filed; (ii) the date of a change in the composition of the Board such that individuals who were members of the Board on the date two years prior to such change (or who were subsequently elected to fill a vacancy in the Board, or were subsequently nominated for election by the Company's shareholders, by the affirmative vote of at least two-thirds of the directors then still in office who were directors at the beginning of such two year period) no longer constitute a majority of the Board; (iii) the date the shareholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the Voting Shares outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting shares of the surviving entity) at least 80% of the total voting power represented by the Voting Shares of the Company or such surviving entity outstanding immediately after such merger or consolidation; or (iv) the date shareholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all the Company's assets.

         (d) "Code" means the Internal Revenue Code of 1986, as amended.

         (e) "Committee" means the committee referred to in Section 9.

         (f) "Company" means Robbins & Myers, Inc., an Ohio corporation.

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         (g) "Fair Market Value" means the last sale price of a Share on the date when the value of a Share is to be determined, as reported in the NASDAQ National Market System (or any exchange or other system on which the Shares may then be listed); or, if no sale is reported for such date, then it shall be the mean of the representative bid and asked price for such Shares in such system at the close of business on such date; or if such date is not a business day, the determination of value shall be made as of the close of business on the immediately preceding business day; or if the Shares are no longer listed in such system (or on an exchange), the determination of such value shall be made by the Committee in accordance with applicable provisions of the Code and related regulations promulgated under the Code.

         (h) "Fiscal Year" means the fiscal year of the Company.

         (i) "Participant" means a director of the Company who is not employed by the Company.

         (j) "Plan" means this 1994 Directors Stock Compensation Plan.

         (k) "Restricted Shares" means Shares that, when initially issued, are nontransferable and subject to substantial risk of forfeiture until specific conditions are met.

         (l) "Restricted Period" means for each issuance of Restricted Shares the period during which such Shares may be forfeited; and such period is the Fiscal Year for which the Annual Stipend is payable, except, in the case of a new director, it is the period from when he became a director to the last day of the Fiscal Year in which he became a director, and in the case of Fiscal 1994, it is the period from January 1, 1994 to August 31, 1994.

         (m) "Shares" means the Common Shares of the Company.

         (n) "Voting Shares" means any securities of the Company which vote generally in the election of directors of the Company.

SECTION 3. SHARES SUBJECT TO THE PLAN.

         (a) MAXIMUM NUMBER. The maximum number of Shares that may be issued under the Plan shall be fifty thousand (50,000), subject to adjustment in accordance with Section 3(b). The Shares which may be issued under the Plan may be authorized and unissued Shares or Shares held in the Company's treasury. In the event Shares are issued under the Plan and are reacquired by the Company as a result of rights reserved upon the issuance thereof, the Shares required shall no longer be charged against the 50,000 Share maximum and may again be used for new issuances under the Plan.

         (b) RECAPITALIZATION ADJUSTMENT. In the event of any change affecting the Shares by reason of any share dividend or split, recapitalization, merger, consolidation, spin-off, combination or exchange of shares or other corporate change, or any distribution to a holder of Shares other than ordinary cash dividends, the Committee shall make such adjustment, if any, as it may deem appropriate to avoid dilution in the number and kind of shares authorized for issuance under the Plan.

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SECTION 4. OPERATION OF THE PLAN.

         The Annual Stipend payable to each Participant for serving as a director of the Company shall be payable fifty percent in cash and fifty percent in Restricted Shares, except that at any time at least six months prior to the commencement of a Fiscal Year, the Committee may change the percentage which is payable in Restricted Shares, but in no event may such percentage be more than fifty percent of the of the Annual Stipend.

         (a) CASH PAYMENTS. The cash portion of the Annual Stipend shall be payable in equal quarterly installments over the Fiscal Year.

         (b) RESTRICTED SHARES. The amount of the Annual Stipend payable in Restricted Shares shall be divided by the Fair Market Value of a Share on the first business day of the Fiscal Year (except for the first year of the Plan, it shall be January 1, 1994 and in the case of a new director, the date he became a director) to arrive at the number of Restricted Shares issuable for the particular Fiscal Year in payment of the Annual Stipend. Promptly after the number of Restricted Shares issuable to Participant is determined, a certificate representing the number of Shares shall be registered in his name but shall be held by the Company for the account of Participant. Participant shall have the entire beneficial ownership interest in, and all rights and privileges of a shareholder as to, such Restricted Shares, including the right to receive dividends and the right to vote such Restricted Shares, subject to the following restrictions: (i) subject to Section 4(c), Participant shall not be entitled to delivery of the Share certificate until the expiration of the Restricted Period;
(ii) none of the Restricted Shares may be sold, transferred, assigned, pledged, or otherwise encumbered or disposed of during the Restricted Period; and (iii) all of the Restricted Shares shall be forfeited and all rights of Participant to such Restricted Shares shall terminate without further obligation on the part of the Company unless Participant remains a director of the Company for the entire Restricted Period in relation to which such Restricted Shares were granted, except as provided by Section 4(c). Any Shares received with respect to Restricted Shares as a result of a recapitalization adjustment pursuant to
Section 3(b) shall be subject to the same restrictions as such Restricted
Shares.

         (c) TERMINATION OF EMPLOYMENT.

             (i) DEATH. If Participant ceases to be a director of the Company prior to the end of a Restricted Period by reason of death, the Restricted Shares granted to such Participant shall immediately vest in his beneficiary or estate and all restrictions applicable to such Shares shall lapse. A certificate for such Shares shall be delivered to Participant's beneficiary or estate in accordance with the provisions of Subsection 4(d).

             (ii) ALL OTHER TERMINATIONS. If Participant ceases to be a director prior to the end of a Restricted Period for any reason other than death, Participant shall immediately forfeit all Restricted Shares then subject to the restrictions of Section 4(b) in accordance with the provisions thereof, except that the Committee may, if it finds that the circumstances in the particular case so warrant, allow Participant whose employment has so terminated to retain any or all of the Restricted Shares then subject to the restrictions of Section 4(b) and all restrictions applicable to such retained shares shall lapse.

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         A certificate for such retained shares shall be delivered to
         Participant in accordance with the provisions of Section 4(d).

         (d) PAYMENT OF RESTRICTED SHARES. At the end of the Restricted Period or at such earlier time as provided for in Subsection 4(c), all restrictions applicable to the Restricted Shares shall lapse and a Share certificate for a number of Shares equal to the number of Restricted Shares, free of all restrictions, shall be delivered to Participant or his beneficiary or estate, as the case may be. The Company shall not be required to deliver any fractional Share but will pay, in lieu thereof, the Fair Market Value (measured as of the date the restrictions lapse) of such fractional Share to Participant or his beneficiary or estate, as the case may be. (e) ELECTION NOT PARTICIPATE IN THE PLAN. Notwithstanding anything contained in this Section 4, a director may elect not to participate in the Plan by giving written notice to the Company so stating, as follows: (i) at any time prior to January 1, 1994, (ii) at any time prior to becoming a director, or (iii) as to any Fiscal Year, at any time at least six months prior to the commencement of such Fiscal Year. A director who has elected not to participate may elect to participate in the Plan for a subsequent Fiscal Year if he notifies the Company of his election to participate at least six months prior to the commencement of the Fiscal Year.

SECTION 5. NON-ASSIGNABILITY RESTRICTED SHARES.

         Until the Restricted Period with respect to a particular grant of Restricted Shares has expired, such Restricted Shares may not be assigned, transferred, pledged, or otherwise encumbered by Participant, otherwise than by will, by designation of a beneficiary after death, or by the laws of descent and distribution, or be made subject to execution, attachment or similar process.

SECTION 6. CHANGE OF CONTROL.

         In the event of a Change of Control of the Company, all restrictions applicable to Restricted Shares shall terminate and lapse, and any Restricted Shares held by the Company shall be delivered to Participant in accordance with
Section 4(d).

SECTION 7. COMPLIANCE WITH LAWS AND EXCHANGE REQUIREMENTS.

         No Shares shall be issued under the Plan unless the issuance and delivery of Shares shall comply with all relevant provisions of state and federal law, including, without limitation, the Securities Act of 1933, the Securities Exchange Act of 1934, the rules and regulations promulgated thereunder, and the requirements of any market system or stock exchange upon which the Shares may then be listed.

SECTION 8. AMENDMENT AND TERMINATION OF PLAN.

        (a) AMENDMENT. The Board may from time to time amend the Plan, or any provision thereof, in such respects as the Board may deem advisable except that it may not amend the Plan without shareholder approval so as to:


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             (1) increase the maximum number of Shares that may be issued under the Plan except in accordance with Section 3(b);


             (2) materially increase the benefits accruing to Participants;
         or

             (3) materially modify the requirements as to eligibility of persons for participation in the Plan.

         (b) TERMINATION. The Board may at any time terminate or suspend the Plan.

         (c) EFFECT OF AMENDMENT OR TERMINATION. Any amendment or the termination of the Plan shall not adversely affect a Participant's right to Restricted Shares issued under the Plan prior to any amendment to, or termination of, the Plan.

SECTION 9. COMMITTEE.

         The Plan shall be administered by the Compensation Committee of the Board. Subject to the express provisions of the Plan, the Committee shall have the power to construe the provisions of the Plan, determine issues arising thereunder, and to adopt and amend such rules and regulations governing the administration of the Plan as it may deem desirable.

SECTION 10. NOTICES.

         Each notice relating to the Plan shall be in writing and delivered in person or by certified or registered mail to the proper address. Each notice to the Committee shall be addressed as follows: Robbins & Myers, Inc., 1400 Kettering Tower, Dayton, Ohio 45423, Attention: Compensation Committee. Each notice to Participant shall be addressed to Participant at the address of Participant maintained by the Company on its books and records. Anyone to whom a notice may be given under this Plan may designate a new address by written notice to the other party to that effect.

SECTION 11. BENEFITS OF PLAN.

         This Plan shall inure to the benefit of and be binding upon each successor of the Company. All rights and obligations imposed upon Participant and all rights granted to the Company under this Plan shall be binding upon Participant's heirs, legal representatives and successors.

SECTION 12. PRONOUNS AND PLURALS.

         All pronouns shall be deemed to refer to the masculine, feminine, singular or plural, as the identity of the person or persons may require.

SECTION 13. SHAREHOLDER APPROVAL AND TERM OF PLAN.

         The Plan shall become effective on January 1, 1994 if approved by the affirmative vote of the holders of a majority of the outstanding Shares entitled to notice and to vote at an annual

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meeting of the shareholders of the Company held in 1993. Unless sooner terminated under Section 8, the Plan shall be in effect for a period of ten years and automatically terminate on the tenth anniversary of its approval by shareholders of the Company.








































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